STATE OF COLORADO

                                  DEPARTMENT OF
                                      STATE

                                   CERTIFICATE



         I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

        Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF INCORPORATION TO PORTER-MCLEOD NATIONAL

RETAIL, INC.












Dated: MARCH 5, 1992





                                  ---------------------------------------
                                            SECRETARY OF STATE

SS: FL 1 (Rev. 11/91)

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                               DEPARTMENT OF STATE
                              Corporations Section
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251



     Your Articles of Incorporation, Application for Certificate of Authority or Certificate of Organization has been accepted and filed. The enclosed Certificate is issued to you as evidence and authority to transact business in this state.

     As an authorized corporation or limited liability company, you are required to continuously maintain both a Registered Agent and a Registered Office in this state. Any change of Agent or Office required the filing of a statement to that effect within thirty days of such change.

     In addition, every corporation and limited liability company is required to file a report each biennium (every other year). Previously, reports were mailed in January and were due by May 1. Because of changes in legislation, reports will be mailed throughout the year to corporations and limited liability companies in the month in which they were filed. A corporation incorporated in January would receive its report in January. The due date for reports is the end of the second month after the month in which the report was mailed. For example, reports which were mailed in January would be due by the end of March. Corporations incorporated in odd numbered years will be required to file in odd numbered years and corporations incorporated in even numbered years will be required to file in even numbered years.

     The report will be mailed to your registered agent at the registered office as shown on our records. All reports must be typewritten on the OCR Form mailed to you by the Secretary of State.

     If you are in need of any further service, please contact us. Our office hours are from 8:30 to 5 p.m., Monday through Friday. Telephone Number:
894-2200.

     Our best wishes for success in your new venture.


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                            ARTICLES OF INCORPORATION
                                       OF
                       PORTER-MCLEOD NATIONAL RETAIL, INC.


     The  undersigned  natural  person,  more  than 21 years of age,  acting  as incorporator of a corporation (hereinafter usually referred to as te "Corporation") pursuant to the provisions of the Colorado Corporation Code, hereby adopts the following Articles of Incorporation for said Corporation:

                                ARTICLE I - Name
                                ----------------

     The name of the Corporation shall be Porter-McLeod National Retail, Inc.

                              ARTICLE II - Duration
                              ---------------------

     The period of duration of the Corporation shall be perpetual.

                   ARTICLE III - Objects, Purposes and Powers
                   ------------------------------------------

     The object or purposes for which this corporation is created and the nature of the business to be transacted, promoted or carried on by this corporation, either within or outside the State of Colorado, and the powers with which it shall be vested is to engage in any activity or business not in conflict with the laws of the State of Colorado or the laws of any other state where qualified to do business or the laws of the United States of America.

                           ARTICLE IV - Capital Stock
                           --------------------------

     The authorized capital stock of the Corporation shall consist of 1,000,000 shares of common stock with no par value.

                      ARTICLE V - Preferences, Limitations
                      ------------------------------------
                      and Relative Rights of Capital Stock
                      ------------------------------------

     No share of the capital stock authorized in Article IV shall have any preference over or limitation with respect to any other share of such capital stock. All shares of the capital stock authorized in Article IV shall have equal rights and privileges, including the following:

     1. All shares shall share equally in dividends to capital stock. Subject to the applicable provisions of the laws of the State of Colorado, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in these Articles of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividends or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders no later than six (6) months after the end of the Corporation's fiscal year during which such distribution was made.

     2. All stockholders shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of the State of Colorado, the Board of Directors of the Corporation may distribute, from time to time, to its shareholders in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

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     3. Each outstanding  share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

     4. Cumulative voting shall not be allowed in elections of directors or for any other purpose.

     5. No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of stock, in such proportions based on stock ownership as said Board in its discretion may determine.

     6. All shares of common stock, when issued, shall be fully paid and nonassessable.

     7. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the Directors may deem necessary and as are not inconsistent with the laws of the State of Colorado. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

     8. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable laws.

                         ARTICLE VI - Place of Business
                         ------------------------------

     The principal office and the principal place of business of the Corporation initially shall be located at 5895 E. Evans Ave., Denver, Colorado 80222. The Board of Directors, however, from time to time, may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable. The address of the Corporation's initial registered office in Colorado for purposes of the Colorado Corporation Code, as amended, shall be:

                  5895 E. Evans Ave.
                  Denver, Colorado 80222.

     The name of the Corporation's initial registered agent at the address of the aforesaid registered office for purposes of this Code shall be:

                               Stephen Joseph Dow.

                             ARTICLE VII - Directors
                             -----------------------


     The affairs of the Corporation shall be governed by the board of two (2) or more directors, who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time, except as to the number constituting the initial board which number shall be three. The organization and conduct of the board shall be in accordance with the following:

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



     1. The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the stockholders of the Corporation or until their successors shall have been elected and qualified, are:

                  Bruce Martin Porter                5895 E. Evans Ave.
                                                     Denver, Colorado  80222

                  Joseph Robert McLeod               5895 E. Evans Ave.
                                                     Denver, Colorado  80222

                  Stephen Joseph Dow                 5895 E. Evans Ave.
                                                     Denver, Colorado  80222

     2. The Directors of the Corporation need not be residents of Colorado and shall not be required to hold shares of the Corporation's capital stock.

     3. Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

     4. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     5. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility on it or him/her by law.

     6. Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his successor in office and until his successor is duly elected and qualified.

                             ARTICLE VIII - Officers
                             -----------------------

     The officers of the Corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the Bylaws of the Corporation, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the Corporation. Any two or more offices may be held by the same person except the offices of President and Secretary.

                      ARTICLE IX - Meeting of Stockholders
                      ------------------------------------

     Meetings of the stockholders of the Corporation shall be held at such place within or without Colorado and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of a majority of shares

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



represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

                               ARTICLE X - Voting
                               ------------------

     When, with respect to any action to be taken by stockholders of this Corporation, the Colorado Corporation Code requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote on such action.

                               ARTICLE XI - Bylaws
                               -------------------

     The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.

                    ARTICLE XII - Transactions with Directors
                    -----------------------------------------
                          and Other Interested Parties
                          ----------------------------

     No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                   ARTICLE XIII - Indemnification of Directors
                   -------------------------------------------

     In addition to and in no way limiting the powers of authority now or hereafter conferred upon the Corporation by these Articles of Incorporation, the Bylaws of the Corporation, or by the laws of the State of Colorado, the Corporation shall possess and may exercise all powers of indemnification of directors, officers, employees, agents and other persons and all powers and authority incidental thereto (including without limitation, the power and authority to advance expenses and to purchase and maintain insurance with respect thereto), without regard to whether or not such powers and authority are provided for by the Colorado Corporation Code. The Board of Directors of the Corporation is hereby authorized and empowered on behalf of the Corporation and without shareholder action to exercise all of the Corporation's authority and powers of indemnification.

                           ARTICLE XIV - Incorporator
                           --------------------------

     The name and address of the incorporator of the Corporation is:

                  Scott C. Brown            1775 Sherman St., Suite 1001
                                            Denver, Colorado 80203

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 3rd day of March , 1992.

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                                                 -------------------------------
                                                 Scott C. Brown

STATE OF COLORADO                   )
    CITY AND                        ) ss.
COUNTY OF  DENVER                   )
          --------

     I, Pamela Ann Barnabas , a Notary Public in and for the State of Colorado, hereby certify that on the 3rd day of March , 1992, Scott C. Brown personally appeared before me, being by me first duly sworn, who declared that he is the person who signed the foregoing Articles of Incorporation as incorporator and that the statements contained therein are true.

My Commission Expires:             ________________________________
                                   Notary Public
   Feb. 5, 1996
                                   1590 W. Cedar Ave.
                                   --------------------------------
                                   Address
                                   Denver, CO 80223
                                   --------------------------------

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